UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 8, 2020

NOVAVAX, INC.

(Exact name of registrant as specified in charter)

Delaware	0-26770	22-2816046
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21 Firstfield Road

Gaithersburg, Maryland 20878

(Address of Principal Executive Offices, including Zip Code)

(240) 268-2000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 per share	NVAX	The Nasdaq Global Select Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On June 8, 2020, Novavax, Inc. (the “Company”) entered into a letter contract (the “DoD Contract”) with the U.S. Department of Defense (the “DoD”) Joint Program Executive Office for Chemical, Biological, Radiological and Nuclear Defense (“JPEO-CRBND-EB”), under which JPEO-CRBND-EB will provide funding of up to $60.0 million to the Company to support the manufacture of NVX-CoV2373, the Company’s vaccine candidate against SARS-CoV-2, the virus that causes COVID-19 disease. Under the DoD Contract, the Company is currently authorized to make expenditures or incur obligations up to $22.0 million, and the Company and the DoD have committed to negotiate a definitive cost-reimbursement contract by December 2020 that provides for costs payable by the DoD not to exceed $60.0 million. If the Company and the DoD have not agreed on pricing or terms by December 2020, or any extension of such target date granted by the DoD, the DoD has the discretion to determine a reasonable price or fee for completion of the contract.

Under the DoD Contract, the Company is expected to deliver 10 million doses of NVX-CoV2373 to the DoD in the fourth quarter of 2020. The 10 million doses of NVX-CoV2373 may be used in Phase 2/3 clinical trials or under an Emergency Use Authorization, if approved by the U.S. Food and Drug Administration (“FDA”). Pursuant to the DoD Contract, if NVX-CoV2373 is approved by the FDA, the DoD is entitled to most-favored customer status for a period of five years from the award of the DoD Contract, meaning that the Company cannot give any comparable commercial client in the United States more favorable pricing than the DoD under similar transactional circumstances.

The foregoing description of the material terms of the DoD Contract does not purport to be complete and is qualified in its entirety by reference to such agreement, which will be filed with the Securities and Exchange Commission as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novavax, Inc.

Date: June 11, 2020	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Senior Vice President, General Counsel and Corporate Secretary